EXHIBIT 6.5

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------


               This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of April 23, 2002, by and among Globix Corporation, a Delaware corporation (the "Company"), and the Holders (as hereinafter defined) of Registrable Securities (as hereinafter defined) who are parties to this Agreement.

                               W I T N E S S E T H
                               - - - - - - - - - -

               WHEREAS, certain Holders who are or may be deemed to be Affiliates of the Company are acquiring Common Stock (as hereinafter defined) and New Notes (as hereinafter defined) pursuant to the Plan (as hereinafter defined); and

               WHEREAS, pursuant to the Plan, the Company is obligated to provide the Holders with certain registration rights with respect to the Registrable Securities and to take certain other actions with respect to the Registrable Securities.

               NOW, THEREFORE, in consideration of the foregoing and of the mutual premises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.        Definitions.

               Unless otherwise defined herein, capitalized terms used herein and in the recitals above shall have the following meanings:

               "Affiliate" of a Person means any Person that directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, such other Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

               "Business Day" means any day except a Saturday, Sunday, or other day which shall be a legal holiday or a day on which commercial banks in New York City generally are authorized or required by law or other government actions to be closed.

               "Claim" has the meaning ascribed to such term in Section 5(a).

               "Common Stock" means the Common Stock, $.01 par value per share, of the Company.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar or successor statute.

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               "Holder" means a Person who (i) is a party to this Agreement (or a permitted transferee thereof who has agreed in writing to be bound by the terms of this Agreement) and (ii) owns Registrable Securities.

               "Indemnified Party" has the meaning ascribed to such term in
Section 5(c).

               "Indemnifying Party" has the meaning ascribed to such term in
Section 5(c).

               "Inspectors" has the meaning ascribed to such term in Section 4(a)(i).

               "Lock-Up Period" has the meaning ascribed to such term in Section 3.

               "Losses" has the meaning ascribed to such term in Section 5(a).

               "Nasdaq" means the Nasdaq Stock Market.

               "NASD" means the National Association of Securities Dealers, Inc.


               "New Common Stock" means the Common Stock issued pursuant to the Plan and includes any securities of the Company issued or issuable with respect to such securities by way of a stock split, recapitalization, merger, consolidation or other reorganization, or otherwise.

               "New Notes" means the 11% Senior Secured Notes due 2008 of the Company issued or issuable to the Holders pursuant to the Plan and all 11% Senior Secured Notes due 2008 of the Company paid or payable as interest thereon.

               "Person" means any individual, firm, corporation, company, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof), or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

               "Plan" means the joint prepackaged reorganization plan of the Company under Chapter 11 of title 11 of the United States Code, 11 U.S.C. ss. ss. 101 - 1330 that was filed by with the United States Bankruptcy Court for the District of Delaware on March 1, 2002, as the same may be amended, modified, or supplemented from time to time in accordance with the terms thereof, and confirmed by such court on April 8, 2002.

               "Registrable Securities" means any and all (i) shares of New Common Stock and (ii) New Notes; provided however, that as to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred and subsequent disposition of them shall not require registration or qualification of them under the Securities Act, or (d) they shall have ceased to be outstanding.

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                     "Registration Expenses" mean all expenses arising from or
incident to the performance of, or compliance with, this Agreement, including, without limitation, (a) SEC, stock exchange, NASD, and other registration and filing fees, (b) all fees and expenses incurred in connection with complying with any securities or blue sky laws (including, without limitation, fees, charges, and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (c) all printing, messenger, and delivery expenses, (d) the fees, charges, and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges, and expenses incurred by the Company (including, without limitation, any expenses arising from any special audits or "comfort letters" required in connection with or incident to any registration), (e) the fees, charges, and disbursements of any special experts retained by the Company in connection with any registration pursuant to the terms of this Agreement, (f) all internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties),
(g) the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or Nasdaq, and (h) Securities Act liability insurance (if the Company elects to obtain such insurance), regardless of whether any Registration Statement filed in connection with such registration is declared effective. "Registration Expenses" shall (i) also include reasonable fees, charges and disbursements of a single counsel to all of the Holders participating in preparation of the Shelf Registration Statement and
(ii) not include underwriters' and brokers' discounts and commissions or fees of any underwriter's counsel or related costs.

               "Registration Statement" shall mean any Registration Statement of the Company filed with the SEC on the appropriate form pursuant to the Securities Act which covers any of the shares of New Common Stock and any other Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto, and all materials incorporated by reference therein.

               "SEC" means the Securities and Exchange Commission, or any other successor thereto.

               "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder or any similar or successor statute.

               "Shelf Registration" has the meaning ascribed to such term in
Section 2(a).

               "Shelf Registration Statement" has the meaning ascribed to such term in Section 2(a).

     2.        Shelf Registration

               (a) Filing Obligation. Within ninety (90) days after the Effective Date (as such term is defined in the Plan), the Company shall prepare and file with the SEC a "shelf" Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (a "Shelf Registration Statement") on Form S-1 or Form S-3 or any other appropriate form (or any successor form) under the Securities Act covering the resale of the Registrable Securities (the "Shelf Registration"). The Company shall use its

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reasonable best efforts to cause the Shelf Registration to be declared effective under the Securities Act as promptly as practicable and, once effective, the Company shall use its reasonable best efforts to cause such Shelf Registration to remain effective for a period ending on the earlier of: (i) the date on which all Registrable Securities have been sold pursuant to the Shelf Registration or pursuant to Rule 144 under the Securities Act, (ii) subject to Section 4(c), the date which is the three (3)-year anniversary of the date the Shelf Registration Statement is declared effective by the SEC and (iii) there are no remaining Registrable Securities outstanding. The Company shall not permit any securities other than the Registrable Securities to be included in the Shelf Registration. The Shelf Registration Statement shall contain a broad-form plan of distribution.

               (b) With respect to shares of New Common Stock that are Registrable Securities, if requested by Holders of such Registrable Securities representing more than 10% of the Common Stock then outstanding, the Company shall use its reasonable best efforts to enter into an underwriting agreement with a national recognized investment banking firm or firms selected by such Holders and reasonably acceptable to the Company containing representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements with respect to secondary underwritten distributions. No Holder may participate in any such underwritten registered offering unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements, (ii) completes and executes all questionnaires, powers of attorney, custody arrangements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement and (iii) furnishes in writing to the Company such information regarding such Holder, the plan of distribution of the Registrable Securities and other information as the Company may from time to time request or as may be legally required in connection with such registration.

               (c) Expenses. The Company shall pay all Registration Expenses in connection with the Shelf Registration, whether or not it becomes effective.

     3.        Holdback Agreements.

               Each Holder whose Registrable Securities are covered by the Shelf Registration Statement agrees not to effect any public sale or distribution of any Registrable Securities being registered or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, during a period of not more than ninety (90) days (the "Lock-Up Period"), as may be requested by the managing underwriter in the case of an underwritten public offering; provided, however, that if any other holder of securities participating in such underwritten public offering shall be subject to a shorter period, then the Lock-Up Period shall be such shorter period.

     4.        Registration Procedures.

               (a) Obligations of The Company. In connection with the Shelf Registration, the Company shall use its reasonable best efforts to effect the registration and sale of Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall, as expeditiously as possible:

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                     (i) Participation In Preparation. Provide any Holder of
Registrable Securities and any attorney, accountant or other agent retained by any Holder (each, an "Inspector" and, collectively, the "Inspectors") the opportunity to participate, including, but not limited to, reviewing, commenting on, and attending all meetings in the preparation of the Shelf Registration Statement, each prospectus included therein or filed with the SEC and each amendment or supplement thereto;

                     (ii) Due Diligence. For a reasonable period prior to the filing of the Shelf Registration Statement pursuant to this Agreement, make available for inspection and copying by the Inspectors such financial and other information and books and records, pertinent corporate documents, and properties of the Company and its subsidiaries, and cause the officers, directors, employees, counsel, and independent certified public accountants of the Company and its subsidiaries to respond to such inquiries and to supply all information reasonably requested by any such Inspector in connection with such Registration Statement, as shall be reasonably necessary, in the judgment of the respective counsel referred to in Section 4(a)(i), to conduct a reasonable investigation within the meaning of the Securities Act;

                     (iii) General Notifications. Promptly notify in writing the Holders (A) when the Shelf Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment, when the same has become effective, (B) when the SEC notifies the Company whether there will be a "review" of the Shelf Registration Statement, (C) of any comments (oral or written) by the SEC and by the blue sky or securities commissioner or regulator of any state with respect thereto, or
(D) of any request by the SEC for any amendments or supplements to the Shelf Registration Statement or the prospectus or for additional information;

                     (iv) 10b-5 Notification. Promptly notify in writing the Holders, any sales or placement agent therefor, and the managing underwriter of the securities being sold pursuant to any Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act upon discovery that, or upon the happening of any event as a result of which, any prospectus included in the Shelf Registration Statement (or amendment or supplement thereto) contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made and the Company shall promptly prepare a supplement or amendment to such prospectus so that after delivery of such prospectus, as so amended or supplemented, to the purchasers of such Registrable Securities, such prospectus, as so amended or supplemented, shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

                     (v) Notification of Stop Orders; Suspensions of Qualifications And Exemptions. Promptly notify in writing the Holders of the issuance by the SEC of (A) any stop order issued or threatened to be issued by the SEC or (B) any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and the Company agrees to use its reasonable best efforts to (x) prevent the issuance of any such stop order, and in the event of

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such issuance, to obtain the withdrawal of any such stop order and (y) obtain the withdrawal of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in the Shelf Registration Statement for sale in any jurisdiction at the earliest practicable date;

                     (vi) Amendments and Supplements. Prepare and file with the SEC such amendments, including post-effective amendments, as may be necessary to keep the Shelf Registration Statement continuously effective for the applicable time period required hereunder; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by the Shelf Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in the Shelf Registration Statement as so amended or in such prospectus as so supplemented;

                     (vii) Copies. Furnish as promptly as practicable to each Inspector prior to filing the Shelf Registration Statement or any supplement or amendment thereto, copies of the Shelf Registration Statement, supplement, or amendment as it is proposed to be filed, and after such filing such number of copies of the Shelf Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in the Shelf Registration Statement (including each preliminary prospectus) and such other documents as each such Holder or underwriter may reasonably request to facilitate the disposition of the Registrable Securities owned by such Holder;

                     (viii) Blue Sky. Use its reasonable best efforts to, prior to any public offering of the Registrable Securities, register or qualify (or seek an exemption from registration or qualifications) such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Holder may request, and to continue such qualification in effect in each such jurisdiction for as long as is permissible pursuant to the laws of such jurisdiction, or for as long as a Holder requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any Holder to consummate the disposition in such jurisdictions of the Registrable Securities; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(a)(viii), (B) subject itself to material taxation in any such jurisdiction, or (C) consent to general service of process in any such jurisdiction;

                     (ix) Other Approvals. Use its reasonable best efforts to obtain all other approvals, consents, exemptions, or authorizations from such governmental agencies or authorities as may be necessary to enable the Holders to consummate the disposition of Registrable Securities;

                     (x) Agreements. Enter into customary agreements and take such other actions as may be reasonably required in order to expedite or facilitate the disposition of Registrable Securities;

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                     (xi) "Cold Comfort" Letter. Use its reasonable best efforts to obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the Holders may reasonably request;

                     (xii) SEC Compliance. Use its reasonable best efforts to comply with all applicable rules and regulations of the SEC;

                     (xiii) NASD. Cooperate with each Holder in connection with any filings required to be made with the NASD;

                     (xiv) Listing. Use its reasonable best efforts to cause the Common Stock to be listed on the Nasdaq (including any required filing of a registration statement under the Exchange Act), and, if listed on Nasdaq, use its reasonable best efforts to (A) secure designation of all such Registrable Securities as a Nasdaq "national market system security" within the meaning of Rule 11Aa2-1 under the Exchange Act and (B) cause such Registrable Securities to be listed on the Nasdaq National Market or, failing that, to secure Nasdaq authorization for such Registrable Securities; and

                     (xv) Best Efforts. Use its reasonable best efforts to take all other actions necessary to effect the registration of the Registrable Securities contemplated hereby.

               (b) Seller Information. The Company may require each Holder as to which any registration is being effected to furnish to the Company with such information regarding such Holder and such Holder's method of distribution of such Registrable Securities as the Company may from time to time reasonably request in writing.

               (c) Notice To Discontinue. Each Holder whose Registrable Securities are covered by the Shelf Registration Statement filed pursuant to
Section 2 agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(a)(iv), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(a)(iv) and, if so directed by the Company in the case of an event described in Section 4(a)(iv), such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which the Shelf Registration Statement is to be maintained effective by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4(a)(iv) to and including the date when the Holder shall have received the copies of the supplemented or amended prospectus contemplated by, and meeting the requirements of, Section 4(a)(iv).

     5.        Indemnification; Contribution.

               (a) Indemnification By The Company. The Company agrees, notwithstanding termination of this Agreement, to indemnify and hold harmless to the fullest extent permitted by law, each Holder, each of its directors, officers, partners, employees, advisors, and agents, their respective Affiliates and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any of such Persons, and each underwriter and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any underwriter from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable costs of investigation and fees, disbursements, and other charges of counsel) or other liabilities (collectively, "Losses") resulting from or arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in the Shelf Registration Statement, prospectus, or preliminary prospectus (as amended or supplemented) or any document incorporated by reference in any of the foregoing or resulting from or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made), not misleading, and the Company will reimburse each such Holder, each of its officers, directors, partners, employees, advisors, and agents, their respective Affiliates, and each Person controlling any such Persons, for any legal and any other Losses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability, action, investigation, or proceeding (collectively, a "Claim") by any court or governmental agency or body commenced or threatened, or any Claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, however, that the Company will not be liable in any such case to the extent that any Losses arise out of or are based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Holder or underwriter expressly for use therein.

               (b) Indemnification by Holders. In connection with the Shelf Registration, each such Holder shall furnish to the Company in writing such information with respect to such Holder as the Company may reasonably request or as may be required by law for use in connection with the Shelf Registration Statement or prospectus or preliminary prospectus to be used in connection with such registration, and each Holder, severally but not jointly, agrees to indemnify and hold harmless the Company, any underwriter retained by the Company, and their respective directors, officers, partners, employees, advisors, and agents, their respective Affiliates, and each Person who controls (within the meaning of the Securities Act and the Exchange Act) any of such Persons to the same extent as the foregoing indemnity from the Company to the Holders as set forth in Section 5(a) (subject to the exceptions set forth in the foregoing indemnity, the proviso to this sentence and applicable law), but only with respect to any such information furnished in writing by such Holder expressly for use therein; provided, however, that the liability of any Holder under this Section 5(b) shall be limited to the amount of the net proceeds received by such Holder in the offering giving rise to such liability.

               (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the "Indemnified Party") agrees to give prompt written notice to the indemnifying party (the "Indemnifying Party") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding, or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder unless such Indemnifying Party is materially prejudiced by such failure. If notice of commencement of any

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such action is given to the Indemnifying Party as above provided, the
Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same,
(ii) the Indemnifying Party fails to assume the defense of such action with counsel satisfactory to the Indemnified Party in its reasonable judgment, or
(iii) the named parties to any such action (including, but not limited to, any impleaded parties) reasonably believe that the representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct; provided, however, that the Indemnifying Party shall only have to pay the fees and expenses of one firm of counsel for all Indemnified Parties in each jurisdiction. In the case of clauses (ii) and (iii) above, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise, or judgment (A) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (B) does not include a statement as to, or an admission of, fault, culpability, or a failure to act by or on behalf of any Indemnified Party. The rights afforded to any Indemnified Party hereunder shall be in addition to any rights that such Indemnified Party may have at common law, by separate agreement, or otherwise.

               (d) Contribution. If the indemnification provided for in this
Section 5 from the Indemnifying Party is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the Indemnifying Party's and Indemnified Party's relative intent, knowledge, access to information, and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 5(d) shall be limited to the amount of the net proceeds received by such Holder in the offering giving rise to such liability. The amount paid or payable by a party as a result of the losses, claims, damages, expenses, or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 5(a), 5(b), and 5(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

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               The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this
Section 5(d).

     6.        Rule 144; Other Exemptions.

               With a view to making available to the Holders the benefits of Rules 144 and 144A promulgated under the Securities Act and other rules and regulations of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company covenants that following the filing date of the Shelf Registration Statement it shall use reasonable efforts to (i) file in a timely manner all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and (ii) take such further action as each Holder may reasonably request (including, but not limited to, providing any information necessary to comply with Rules 144 and 144A, if available with respect to resales of the Registrable Securities, under the Securities Act), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 or Rule 144A (if available with respect to resales of the Registrable Securities) under the Securities Act, as such rules may be amended from time to time, or (y) any other rules or regulations now existing or hereafter adopted by the SEC.

     7.        Miscellaneous.

               (a) Termination. This Agreement shall terminate upon the earlier of (i) the written agreement of the Company and all Holders hereto, (ii) the date upon which there are no Registrable Securities outstanding and (iii) the date on which the Company is no longer obligated to maintain the effectiveness of the Shelf Registration Statement in accordance with the second sentence of
Section 2(a) hereof.

               (b) No Inconsistent Agreements; Other Registration Rights. The Company shall not enter into any agreement with respect to its Common Stock or New Notes that is inconsistent with the rights granted to the Holders in this Agreement other than any lock-up agreement with the underwriters in connection with an underwritten offering pursuant to which the Company agrees, for a period not in excess of one hundred thirty five (135) days, not to register for sale, and not to sell or otherwise dispose of, Common Stock, New Notes or any securities convertible into or exercisable or exchangeable for Common Stock.

               (c) Remedies. The Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

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               (d) Amendments And Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified, or supplemented, and waivers or consents to departures from the provisions of such section may not be given, unless the Company has obtained the prior written consent of a majority of the Holders at the time of the amendment, modification, supplement, waiver or consent; provided, that, this Agreement shall not be amended, modified, or supplemented, and waivers or consents to departures from the provisions of such section may not be given, in a manner that adversely affects the rights of any Holder hereunder unless such Holder consents to such amendment, modification, supplement, waiver or consent.

               (e) Notices. All notices, demands, and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, facsimile, courier service, or personal delivery:

                    (i) if to the Company:

                        Globix Corporation
                        139 Centre Street
                        New York, New York 10013
                        Attention:  William Austin
                        (212) 334-8500

                        with a copy to (which shall not constitute notice):

                        Skadden, Arps, Slate, Meagher & Flom LLP
                        Four Times Square
                        New York, New York 10036
                        Attention:  Howard Ellin
                        (212) 735-3000

                    (ii) if to Holders: at the address set forth in the
                         Company's records.

                         with a copy to (which shall not constitute notice):

                         Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                         590 Madison Avenue
                         New York, New York 10021
                         Attention:  Michael Stamer
                         (212) 872-1000

               Each such notice, request or other communication will be effective (a) if given by certified mail, 96 hours after such communication is deposited in the mails with certified postage prepaid addressed as aforesaid,
(b) one Business Day after being furnished to a nationally recognized overnight courier for next Business Day delivery, and (c) on the date sent if sent by electronic facsimile transmission, receipt confirmed followed by a hard copy by mail.

               (f) Successors And Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto; provided, however, that the registration rights of the Holders and the other obligations of the Company contained in this Agreement shall, with respect to any class of Registrable Securities, be automatically transferred from a Holder to any purchaser or other transferee of more than 2% of the outstanding amount of such class of Registrable Securities prior to the Shelf Registration Statement becoming effective under the Securities Act who agrees to be bound by this Agreement as a Holder in a written instrument reasonably acceptable to the Company upon delivery of a copy thereof to the Company. Notwithstanding any transfer of such rights, all of the obligations of the Company hereunder shall survive any such transfer and shall continue to inure to the benefit of all transferees.

               (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS AND NOT THE LAWS OF CONFLICTS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK) OF THE STATE OF NEW YORK.

               (j) Jurisdiction. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action, or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 7(e), such service to become effective ten (10) Business Days after such mailing.

               (k) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.

               (l) Rules of Construction. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

               (m) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, or undertakings in respect of the subject matter contained herein, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

               (n) Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

               (o) Interpretation. This Agreement is the result of arms-length negotiations between the parties hereto and has been prepared jointly by the parties. In applying and interpreting the provisions of this Agreement, there shall be no presumption that the Agreement was prepared by any one party or that the Agreement shall be construed in favor of or against any one party.

               (p) No Third Party Beneficiaries. This Agreement is for the benefit of the parties hereto and any Person who agrees to become bound by the terms hereof and become a Holder for the purposes of this Agreement, and is not intended to confer upon any other Person any rights or remedies hereunder.

                     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                               GLOBIX CORPORATION

                               By:
                                  ----------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

                               HOLDERS:

                               By:
                                  ----------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

                               By:
                                  ----------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

                               By:
                                  ----------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

                               By:
                                  ----------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

                               By:
                                  ----------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

                               By:
                                  ----------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

                         HM4 GLOBIX QUALIFIED FUND, LLC

                          By:       /s/David W. Knickel
                             ---------------------------------------------------
                          Name:   David W. Knickel
                          Title:    Vice President and Treasurer

                          HM4 GLOBIX PRIVATE FUND, LLC

                          By:       /s/David W. Knickel
                             ---------------------------------------------------
                          Name:     David W. Knickel
                          Title:    Vice President and Treasurer

                          HM PG-IV GLOBIX, LLC

                          By:       /s/David W. Knickel
                             ---------------------------------------------------
                          Name:     David W. Knickel
                          Title:    Vice President and Treasurer

                         HM 4-EQ GLOBIX COINVESTORS, LLC

                          By:       /s/David W. Knickel
                             ---------------------------------------------------
                          Name:     David W. Knickel
                          Title:    Vice President and Treasurer

                        HM 4-SBS GLOBIX COINVESTORS, LLC

                          By:       /s/David W. Knickel
                             ---------------------------------------------------
                          Name:     David W. Knickel
                          Title:    Vice President and Treasurer